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                                                                   EXHIBIT(c)(3)

                          FORM OF INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT (this "Agreement") dated as of                , is
made by and between Brylane Inc., a Delaware corporation (the "Company"), on the
one hand, and           (the "Indemnitee"), on the other hand.

                               R E C I T A L S :

     A. Section 3.1 of the Bylaws of the Company (the "Bylaws") provides that, except as set forth therein, the business and affairs of the Company shall be managed by or under the direction of a Board of Directors of the Company (the "Board"). The members of the Board of Directors are hereinafter referred to individually as a "Director" and collectively as the "Directors."

     B. The Company recognizes that competent and experienced persons are increasingly reluctant to serve as members of the boards of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such persons.

     C. The statutes and judicial decisions regarding the duties of such persons who serve on boards of corporations are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such persons with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

     D. Each of the Company and the Indemnitee recognizes that plaintiffs often seek damages in such large amounts and the costs of litigation may be so substantial (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of such persons who serve on boards of corporations.

     E. The Company believes that it is unfair for its Directors to assume the risk of substantial judgments and other expenses which may occur in cases in which the Director received no personal profit and in cases where the Director acted in good faith.

     F. Section 145 of the General Corporation Law of Delaware ("Section 145") empowers a corporation to indemnify its directors by agreement and to indemnify persons who serve, at the request of such corporations, as the director of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

     G. The Board has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders.

     H. The Company desires and has requested the Indemnitee to serve or continue to serve as a Director of the Company.

     I. The Indemnitee only is willing to serve, or to continue to serve, as a Director of the Company, provided that the Indemnitee is furnished the indemnity provided for herein by the Company.

                              A G R E E M E N T :

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Definitions.

     (a) Agent. For purposes of this Agreement, "agent" of the Company means any person who: (i) is or was a Director of the Company or a director of a subsidiary of the Company; or (ii) is or was serving at the

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request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a representative or director of another foreign or domestic corporation, partnership or joint venture.

     (b) Expenses. For purposes of this Agreement, "expenses" includes all direct and indirect costs of any type of nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which she is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved in advance by the Board), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise, and amounts paid in settlement by or on behalf of the Indemnitee.

     (c) Proceedings. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

     (d) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation or partnership of which more than 50% of the outstanding voting securities or partnership interests, as the case may be, are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

     2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the applicable partnership agreement or bylaws of each of such partnerships, corporations or of any subsidiary thereof, or until such time as the Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment of the Indemnitee in any capacity.

     3.  Indemnification.

     (a) Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding (other than a proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the indemnitee is or was an agent of the Company, or by reason of any act or inaction by him or her in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines and penalties), actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such proceeding, but only if the Indemnitee acted in good faith and in a manner she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order of court, settlement, conviction or on plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith in a manner which she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceedings, that such person had reasonable cause to believe that his or her conduct was unlawful.

     (b) Indemnification in Derivative Actions. Subject to Section 10 below, the Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the name of the Company or a subsidiary of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company or a subsidiary of the Company, or by reason of any act or inaction by him or her in any such capacity, against all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings, but only if the Indemnitee acted in good faith and in a manner she reasonably believed to be in, or not opposed to, the best interests of the Company or a subsidiary of the Company, except that no indemnification under this Section 3 shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company or a subsidiary of the Company by a

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court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of the Indemnitee's duty to the Company or a subsidiary of the Company, unless and only to the extent that any court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     4. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

     5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties) actually and reasonably incurred by him or her in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

     6. Advancement of Expenses. Subject to Section 10(b) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Company.

     7.  Notice and Other Indemnification Procedures.

     (a) Notification of Proceeding. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

     (b) Request for Indemnification. Any indemnification requested by the Indemnitee under Section 3 hereof shall be made no later than 10 days after receipt of the written request of the Indemnitee, unless a good faith determination is made within said 10-day period (i) by the Board by a majority vote of a quorum thereof consisting of Directors who are not parties to such proceedings; or (ii) in the event such a quorum is not obtainable, at the election of the Company, either by independent legal counsel in a written opinion or by a panel of arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected, that the Indemnitee is not or (subject to final judgment or other final adjudication as provided in Section 10(a) below) ultimately will not be entitled to indemnification hereunder.

     (c) Application for Enforcement.  Notwithstanding a determination under
Section 7(b) above that the Indemnitee is not entitled to indemnification with respect to any specific proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement. Neither the failure of the Company (including its Board or independent legal counsel or the panel of arbitrators) to have made a determination prior to the commencement of such action that the Indemnitee is entitled to indemnification hereunder, nor an actual determination by the Company (including its Board or independent legal counsel or the panel of arbitrators) that the Indemnitee is not entitled to indemnification hereunder, shall be a defense to the action or create any presumption that the Indemnitee is not entitled to indemnification hereunder.

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     (d) Indemnification of Certain Expenses.  The Company shall indemnify the
Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 7 if the Indemnitee prevails in such hearing or proceeding.

     8. Assumption of Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ his or her counsel in such proceeding at the Indemnitee's expense; and (b) if (i) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (ii) the Indemnitee's counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

     9. Insurance. The Company may, but is not obligated to, obtain liability insurance ("D&O Insurance") as may be or become available with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, fines or penalties which have been paid directly to the Indemnitee by D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a proceeding, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

     10.  Exceptions.

     (a) Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee on account of any proceeding with respect to (i) remuneration paid to the Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law, (ii) which final judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company or any affiliate of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute, or (iii) which (but only to the extent that) it is determined by final judgment or other final adjudication that the Indemnitee's conduct was in bad faith, knowingly fraudulent or deliberately dishonest. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

     (b) Claims Initiated by the Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate.

     (c) Action for Indemnification. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for any expenses

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incurred by the Indemnitee with respect to any proceeding instituted by the
Indemnitee to enforce or interpret this Agreement if the Indemnitee does not prevail in such proceeding.

     (d) Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company determines in good faith (pursuant to Section 7(b) above) that the Indemnitee is not or ultimately will not be entitled to indemnification hereunder.

     (e) Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act") in any registration statement filed with the Securities and Exchange Commission under the Act. The Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of the Indemnitee's rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. The Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

     11. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law or the Bylaws, in any court in which a proceeding is brought, the vote of the disinterested members of the Board, other agreements or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying his or her position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. Any provision herein to the contrary notwithstanding, the Company may provide, in specific cases, the Indemnitee with full or partial indemnification if the Board determines that such indemnification is appropriate. This Agreement shall not be construed to restrict any right to indemnification that the Indemnitee may otherwise have under the Bylaws.

     12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

     14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

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     15.  Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     16. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

     17. Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice).

     18. Governing Law. This Agreement and the rights of the parties hereunder shall be governed exclusively by and construed according to the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

     19. Statement of Intent. It is the intent of the parties to this Agreement that the provisions of this Agreement should be enforced to the same extent as if such provisions were expressly set forth in the Bylaws.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

                                          THE COMPANY:

                                          BRYLANE INC.,
                                          a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Name: Robert A. Pulciani
                                            Its:  Executive Vice President,
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer
                                            Address: 463 7th Avenue
                                                     New York, New York 10018

                                          THE INDEMNITEE:


                                          --------------------------------------
                                          Name:

                                          Address:

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